Exhibit 99.1

DIAMONDCLUSTER INTERNATIONAL REPORTS SECOND QUARTER
FISCAL YEAR 2004 RESULTS

Reports Profitable Quarter With Sequential and Year-Over-Year Revenue Growth

CHICAGO, October 30, 2003—DiamondCluster International, Inc. (Nasdaq: DTPI), a premier global management consulting firm, today announced results for its second quarter of fiscal year 2004 (ended September 30, 2003).

Revenue before out-of-pocket reimbursements (“net revenue”) for the second quarter increased both sequentially and year-over-year. Net revenue in the second quarter was $38.2 million, compared with $34.0 million for the first quarter of fiscal year 2004, and $38.1 million for the second quarter of the prior fiscal year. The company reported net income of $0.5 million, or $0.01 per diluted share for the quarter. This compares favorably with a net loss of ($10.1) million, or a ($0.31) loss per share in the prior quarter, and a loss of ($27.8) million, or an ($0.89) loss per share for the second quarter of the prior fiscal year. The company increased its cash balance by $5.0 million in the second quarter, to end the quarter with a cash balance of $72.7 million.

“The environment for our services continued to improve during our second quarter,” said Mel Bergstein, chairman and CEO of DiamondCluster International. “We are very pleased to report a profitable quarter with sequential and year-over-year revenue growth while generating positive cash flow.”

DiamondCluster served 63 clients in the second quarter, including 14 new clients that represented 11% of net revenue. The company’s top five clients represented 32% of net revenue in the second quarter. North American clients represented 62% of net revenue in the quarter.

As of September 30, 2003, DiamondCluster had 454 client-serving professionals, compared with 481 at June 30, 2003 and 674 at September 30, 2002. Annualized revenue per professional was $327 thousand in the second quarter of fiscal year 2004, up from $267 thousand in the prior quarter, and $215 thousand in the year-ago period.

“Our clients continue to grow more comfortable with the staying power of this economic recovery,” continued Bergstein. “We expect the December quarter to be another good quarter with net revenue in the range of $38-40 million.”

About DiamondCluster International

DiamondCluster International (Nasdaq: DTPI) is a premier global management consulting firm that helps leading organizations develop and implement growth strategies, improve operations, and capitalize on technology. Mobilizing multidisciplinary teams from our highly skilled strategy, technology, and operations professionals worldwide, DiamondCluster works collaboratively with clients, unleashing the power within their own organizations to achieve sustainable business advantage. DiamondCluster is headquartered in Chicago, with offices in Europe, North America, and South America. To learn more, visit www.diamondcluster.com.

Conference Call

Management from DiamondCluster International will host a conference call today, October 30, 2003 at 8:00 am CT to discuss the results of the quarter. The call will be broadcast live and archived on DiamondCluster’s web site at www.diamondcluster.com.

Forward-Looking Statement

Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to successfully integrate acquisitions, the timing of the economic recovery in the U.S. and European markets, possible termination of projects by major clients, variations in the timing, initiation or completion of client assignments, recruitment and retention of personnel, absence of long-term contracts with clients, growth management, project risks, and technological advances. Material risks and uncertainties are highlighted in our filings with the SEC, including the Form 10-Q for the quarter ended June 30, 2003.

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DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,

	2003	2002	2003	2002

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE:
Revenue before out-of-pocket reimbursements (net revenue)	$38,213	$38,107	$72,243	$76,434
Out-of-pocket reimbursements	5,153	6,585	10,340	12,051

Total Revenue	43,366	44,692	82,583	88,485
OPERATING EXPENSES:
Project personnel and related expenses before out-of-pocket reimbursable expenses	25,355	28,916	48,368	58,393
Out-of-pocket reimbursable expenses	5,153	6,585	10,340	12,051

Total project personnel and related expenses	30,508	35,501	58,708	70,444
Professional development and recruiting	1,132	962	1,841	2,152
Marketing and sales	752	1,125	1,275	2,840
Management and administrative support	7,954	9,828	17,429	20,301
Non-cash compensation	2,282	11,475	8,303	33,457
Restructuring charge	—	20,857	4,233	20,857

Total operating expenses	42,628	79,748	91,789	150,051

INCOME (LOSS) FROM OPERATIONS	738	(35,056)	(9,206)	(61,566)
OTHER INCOME (EXPENSE), NET	213	(76)	615	(375)

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	951	(35,132)	(8,591)	(61,941)
INCOME TAX EXPENSE (BENEFIT)	490	(7,377)	1,001	(9,292)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	461	(27,755)	(9,592)	(52,649)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX BENEFIT OF ZERO	—	—	—	(140,864)

NET INCOME (LOSS)	$461	$(27,755)	$(9,592)	$(193,513)

BASIC INCOME (LOSS) PER SHARE OF COMMON STOCK:
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$0.01	$(0.89)	$(0.30)	$(1.67)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(4.47)

NET INCOME (LOSS)	$0.01	$(0.89)	$(0.30)	$(6.14)

DILUTED INCOME (LOSS) PER SHARE OF COMMON STOCK:
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$0.01	$(0.89)	$(0.30)	$(1.67)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(4.47)

NET INCOME (LOSS)	$0.01	$(0.89)	$(0.30)	$(6.14)

SHARES USED IN COMPUTING BASIC INCOME (LOSS) PER SHARE OF COMMON STOCK	32,440	31,227	32,244	31,525
SHARES USED IN COMPUTING DILUTED INCOME (LOSS) PER SHARE OF COMMON STOCK	33,892	31,227	32,244	31,525

DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,
	2003	2003

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$72,665	$75,328
Accounts receivable, net of allowance of $2,030 and $1,597 as of September 30, 2003 and March 31, 2003, respectively	22,941	16,314
Prepaid expenses	6,559	5,598

Total current assets	102,165	97,240
Computers, equipment, leasehold improvements and software, net	8,351	10,349
Other assets	1,019	1,902

Total assets	$111,535	$109,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,886	$4,193
Restructuring accrual, current portion	4,269	7,134
Accrued expenses and other	19,923	18,587

Total current liabilities	29,078	29,914
Restructuring accrual, less current portion	7,600	7,200

Total liabilities	36,678	37,114
Stockholders’ equity:
Common stock, 33,716 shares outstanding as of September 30, 2003 and 31,832 shares outstanding as of March 31, 2003	564,862	592,334
Unearned compensation	(8,245)	(47,330)
Accumulated other comprehensive income	1,752	1,294
Accumulated deficit	(483,512)	(473,921)

Total stockholders’ equity	74,857	72,377

Total liabilities and stockholders’ equity	$111,535	$109,491

DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,

	2003	2002	2003	2002

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Income (Loss) before cumulative effect of change in accounting principle	$461	$(27,755)	$(9,592)	$(52,649)
Adjustments to reconcile income (loss) before cumulative effect of change in accounting principle to net cash provided by (used in) operating activities:
Restructuring charge	—	20,857	4,233	20,857
Depreciation and amortization	1,168	1,391	2,387	3,145
Write-down of net book value of property, plant, and equipment	181	1,334	344	1,334
Noncash compensation	2,282	11,475	8,303	33,457
Deferred income taxes	—	(6,322)	—	(9,121)
Tax benefits from employee stock plans	93	48	226	282
Changes in assets and liabilities:
Accounts receivable	(87)	(1,662)	(6,723)	1,721
Prepaid expenses and other	(463)	1,117	(971)	2,293
Accounts payable	(226)	233	825	137
Restructuring accrual	(3,736)	(4,578)	(6,697)	(6,416)
Other assets and liabilities	5,056	2,332	1,535	819

Net cash provided by (used in) operating activities	4,729	(1,530)	(6,130)	(4,141)

Cash flows from investing activities:
Capital expenditures, net	(289)	(817)	(344)	(1,090)
Other assets	219	340	635	501

Net cash provided by (used in) investing activities	(70)	(477)	291	(589)

Cash flows from financing activities:
Common stock issued	424	755	3,084	3,471
Purchase of treasury stock	—	(1,658)	—	(5,187)

Net cash provided by (used in) financing activities	424	(903)	3,084	(1,716)

Effect of exchange rate changes on cash	(55)	(421)	92	1,859

Net increase (decrease) in cash and cash equivalents	5,028	(3,331)	(2,663)	(4,587)
Cash and cash equivalents at beginning of period	67,637	95,517	75,328	96,773

Cash and cash equivalents at end of period	$72,665	$92,186	$72,665	$92,186